UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 21, 2005

ANGELICA CORPORATION
(Exact name of Company as specified in its charter)

Missouri	1-5674	43-0905260
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

424 South Woods Mill Road
Chesterfield, Missouri	63017-3406
(Address of principal executive offices)	(Zip Code)

(314) 854-3800
(Company’s telephone number, including area code)

Not applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 21, 2005, Angelica Corporation, a Missouri corporation, entered into two order agreements for natural gas with Sempra Energy Solutions (“Sempra”).  Sempra is an energy services company that provides natural gas and other energy products and services.  Pursuant to the first of these two orders, the Company will purchase 40,000 MMBTU (Million British Thermal Units a/k/a decatherms) per month at a price of $9.93 per MMBTU during the three-year period commencing November 2005.  Under the second order, the Company will purchase 40,000 MMBTU at $9.35 per MMBTU during the four-year period commencing November 2005.

On October 25, 2005, the Company entered into a third order agreement with Sempra, pursuant to which the Company will purchase 30,000 MMBTU per month at $11.01 per MMBTU for the two-year period commencing November 2005.

These three order agreements combined are expected to provide approximately 55% of the Company’s total requirements for natural gas (measured at current usage rates) for each year in the two-year period commencing November 2005, and approximately 40% and 20% of the Company’s natural gas requirements, respectively, in each of the next two years following the initial two-year period.

Item 9.01 Financial Statements and Exhibits.

(a)    Financial statements of businesses acquired. Not applicable.

(b)    Pro forma financial information. Not applicable.

(c)    Exhibits. Not Applicable.

*                *                *

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 26, 2005

ANGELICA CORPORATION

By:   /s/ Steven L. Frey
      Steven L. Frey, Vice President and General
      Counsel

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